Exhibit 3





SECOND ADDENDUM TO SALE OF BUSINESS AGREEMENT



between



SOFTLINE LIMITED



and



SAGE SOFTWARE (SA) (PROPRIETARY) LIMITED



and



THE SAGE GROUP PLC



                                                     BOWMAN GILFILLAN INC.
                                               9th Floor, Twin Towers West
                                                              Sandton City
                                                             Sandton, 2146
                                                 Telephone: (011) 881-9800
                                                       Fax: (011) 883-4505

                                TABLE OF CONTENTS

1.  INTERPRETATION.............................................................4
2.  AMENDMENTS TO CLAUSE 1 AND APPENDIX 9 OF THE SALE OF BUSINESS AGREEMENT....5
3.  COUNTERPARTS...............................................................5
4.  GENERAL....................................................................5

SECOND ADDENDUM TO SALE OF BUSINESS AGREEMENT



between



SOFTLINE LIMITED
(Registration no. 1977/002304/06)
("the Seller")



and



SAGE SOFTWARE (SA) (PROPRIETARY) LIMITED
(previously known as Flagman Investments (Proprietary) Limited)
(Registration no. 2003/105693/07)
("the Purchaser")



and



THE SAGE GROUP PLC
(Registration no. 2231246)
("The Sage Group plc")

WHEREAS:

A. The Seller and the Purchaser entered into a Sale of Business Agreement on 26 August 2003 and a First Addendum on 7 November 2003.

B.       The Parties wish to amend the Sale of Business Agreement to:

         (i) correct the number of shares of common and preferred stock in Island Pacific held by the Seller;

         (ii) include the options to purchase shares of common and preferred stock in Island Pacific held by the Seller; and

         (iii) include the dividends, which have been declared but have not been paid by Island Pacific to the Seller, in respect of the shares of common and preferred stock in Island Pacific held by the Seller.

C. Accordingly, the Parties are entering into this Addendum to set out the amendments to the Sale of Business Agreement.


NOW THEREFORE THE PARTIES AGREE:

1.       INTERPRETATION

         In this Second Addendum and the preamble above, unless the context requires otherwise:

1.1      "this Second Addendum"            means  this  second  addendum  to the Sale of  Business
                                           Agreement;

1.2      "the First Addendum"              means  the  first  addendum  to the  Sale  of  Business
                                           Agreement  concluded  between the Parties on 7 November
                                           2003;

1.3      "the Sale of Business Agreement"  means  the  sale of  business  agreement  entered  into between the Seller and the Purchaser on 26 August 2003.

1.4 words and expressions defined in the Sale of Business Agreement and the First Addendum shall have the same meaning in this Second Addendum as those ascribed to them in the Sale of Business Agreement and the First Addendum.


2.       AMENDMENTS TO CLAUSE 1 AND APPENDIX 9 OF THE SALE OF BUSINESS AGREEMENT

         Clause 1 of the Sale of Business Agreement be and is hereby amended as follows:

2.1 by deleting clause 1.1.28 in its entirety and replacing it with the following new clause 1.1.28:

         "1.1.28     "Island Pacific
                      Sale Shares"  means:   (a)    the shares of common and preferred
                                                    stock in Island Pacific;

                                             (b)    all options to purchase shares of
                                                    common and preferred stock in Island
                                                    Pacific; and

                                             (c)    all dividends, which have been
                                                    declared but have not been paid by
                                                    Island Pacific to the Seller, in
                                                    respect of the shares of common and
                                                    preferred stock in Island Pacific,

                                          held   by the Seller as set out in
                                          APPENDIX 9;

2.2 by substituting the existing APPENDIX 9 to the Sale of Business Agreement with the new APPENDIX 9 attached to this Second Addendum.


3.       COUNTERPARTS

         This Second Addendum may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Parties may enter into this Second Addendum by signing any such counterpart.


4.       GENERAL

4.1 Save as provided for in this Second Addendum, the provisions of the Sale of Business Agreement and the First Addendum shall remain unaltered and of full force and effect.

4.2 If there is any conflict between the provisions of the Sale of Business Agreement, the First Addendum and this Second Addendum, the provisions of this Second Addendum shall prevail.


SIGNED at Johannesburg on 24 November 2003.

                                    For :  SOFTLINE LIMITED


                                           /s/ R. Wilkie
                                           ------------------------------
                                           Signatory : R. Wilkie
                                           Capacity  : CFO
                                           Authority : Board Resolution


SIGNED at Newcastle on 24 November 2003.

                                    For : SAGE SOFTWARE(SA)(PROPRIETARY)LIMITED


                                          /s/ Paul Walker
                                          ------------------------------
                                          Signatory : Paul Walker
                                          Capacity  : CEO
                                          Authority : Board Resolution


SIGNED at Newcastle on 24 November 2003.

                                    For : THE SAGE GROUP PLC

                                          /s/ Paul Walker
                                          ------------------------------
                                          Signatory : Paul Walker
                                          Capacity  : CEO
                                          Authority : Board Resolution